Exhibit 10.2

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (“Agreement”), dated as of April 20, 2026, is made by and among urban-gro, Inc., a Delaware corporation (the “Company”) and urban-gro Canada Technologies Inc., each a wholly owned subsidiary of the Company (collectively with the Company, the “Borrower”), and Hudson Global Ventures, LLC, a Nevada limited liability company (the “Hudson”).

RECITALS

WHEREAS, on October 1, 2024, Borrower and Grow Hill, LLC (“Grow Hill”) entered into, among other agreements, that certain (i) Loan Agreement (the “Loan Agreement”), pursuant to which Borrower issued a Secured Promissory Note (the “Note”) in the amount of $2,100,000, and (ii) Security Agreement (the “Security Agreement”, and collectively with the Loan Agreement, and the Note, the “Loan Documents”), granting Grow Hill a security interest in the Collateral as security for all of the indebtedness and Obligations due to Grow Hill under the Loan Agreement, including, without limitation, those arising from the Note (collectively, the “Loan Obligations”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Loan Agreement;

WHEREAS, as of April 10, 2026, the Loan Obligations due to Grow Hill was $1,952,666.69 (the “Note Balance”);

WHEREAS, on April 17, 2026, Grow Hill assigned the Loan Documents, including, without limitation, the Note Balance, to Hudson;

WHEREAS, Borrower is currently in default under the Loan Documents due to the occurrence of certain Events of Default (the “Default”), and Borrower has requested that Hudson agree to forbear from exercising its remedies with respect to the Default, and Hudson, subject to the terms and conditions contained herein, is willing to forbear from exercising such rights and remedies for a limited period of time, to be effective as of the Effective Date (unless otherwise expressly provided herein), provided that Borrower complies with the terms and conditions of this Agreement; and

WHEREAS, Borrower and Hudson each acknowledge that the terms of this Agreement reflect the parties’ forbearance and does not constitute a novation or extinguishment of, the Loan Agreement and the other Loan Documents and except as expressly modified herein, all terms, conditions, rights and obligations as set out in the Loan Documents are hereby reaffirmed and shall otherwise remain in full force and effect as originally written and agreed, as assigned to Hudson by Grow Hill.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Borrower Acknowledgments. Borrower acknowledges and agrees that:

1.1 Recitals. The foregoing recitals are confirmed by the Borrower as true and correct and are incorporated herein by reference. The recitals are a substantive, contractual part of this Agreement.

1.2 Ratification of Loan Documents. The Loan Agreement, the Security Agreement, the Note, and all other agreements, instruments, and other documents executed in connection with or relating to the Note Balance or the Collateral (the “Loan Documents”) are legal, valid, binding, and enforceable against Borrower in accordance with their terms, and shall continue and carry forward until all obligations under the Loan Documents are paid and performed in full. The terms of the Loan Documents remain unchanged. The Borrower hereby expressly reaffirms, agrees and covenants to comply during the Forbearance Period with all of the terms and provisions of the Loan Agreement, except to the extent expressly permitted otherwise herein.

1.3 Obligations. The Note Balance, including any part thereof under the Loan Documents, are not subject to any setoff, deduction, claim, counterclaim, or defenses of any kind or character whatsoever. The Borrower acknowledges and agrees that the Note Balance includes, and the Borrower owes to Hudson, all of Hudson’s reasonable expenses, costs and fees, including reasonable attorneys’ fees actually incurred in the enforcement of the Loan Documents and drafting and negotiation of this Agreement, including, without limitation, those set forth in Section 3.3 hereof. Hudson has valid, enforceable, and perfected security interests in and liens on the Collateral, as to which there are no setoffs, deductions, claims, counterclaims, or defenses of any kind or character whatsoever, and that this Agreement shall in no manner vitiate, affect or impair the Loan Documents, and that such security interests in and liens on the Collateral shall not in any manner be waived, released, altered or modified.

1.4 No Waiver of Defaults. Neither this Agreement, nor any actions taken in accordance with this Agreement or the Loan Documents shall be construed as a waiver of or consent to the Default or any other existing or future defaults under the Loan Documents, as to which Hudson's rights shall remain reserved.

1.5 Preservation of Rights and Remedies. Upon expiration of the Forbearance Period (as defined in Section 2.1), all of Hudson’s rights and remedies under the Loan Documents and at law and in equity shall be available without restriction or modification, as if the forbearance had not occurred.

1.6 Lender Conduct. Hudson has fully and timely performed all of their obligations and duties in compliance with the Loan Documents and applicable law, and have acted reasonably, in good faith, and appropriately under the circumstances.

1.7 Request to Forbear. Borrower has requested Hudson’s forbearance as provided herein, which shall inure to their direct and substantial benefit.

2. Forbearance.

2.1 Forbearance Period. Subject to compliance by Borrower with the terms and conditions of this Agreement, Hudson hereby agrees to forbear from exercising its rights and remedies against Borrower under the Loan Documents with respect to the Default during the period (the “Forbearance Period”) commencing on the Effective Date (as defined in Section 3) and ending on the earlier to occur of (i) April 30, 2026, and (ii) the date that any Forbearance Default (as defined in Section 8) occurs. Hudson’s forbearance, as provided herein, shall immediately and automatically cease without notice or further action on the earlier to occur of (i) or (ii) (the “Termination Date”). On and from the Termination Date, Hudson may, in its sole discretion, exercise any and all remedies available to it under the Loan Documents by reason of the occurrence of any Events of Default thereunder or the Default.

2.2 Extension of Forbearance Period. In the sole discretion of Hudson and without obligation, after the Termination Date, Hundson may renew or extend the Forbearance Period, or grant additional forbearance periods.

2.3 Scope and Nature of Forbearance; Reservation of Rights. The forbearance shall be limited solely to the exercise of remedies arising under the Loan Documents, applicable law, or otherwise as a result of the Default, and Hudson shall not be deemed to have waived the Default (or the occurrence of the Events of Default) or any remedies it may have with respect to any other existing breach or Default occurring thereunder during the Forbearance Period, or any breach of this Agreement. Borrower hereby acknowledges that Hudson’s obligations under this Agreement are in the nature of a conditional forbearance only, and that Hudson has not made any agreement or commitment to modify or extend the Loan Documents beyond the Forbearance Period, and that, upon the termination of the Forbearance Period, Hudson shall have the immediate right to exercise all remedies under the Loan Documents. In accordance with the terms of this Agreement, Hudson hereby reserves all rights and remedies available to it.

3. Conditions Precedent. This Agreement shall not become effective unless and until the date (the “Effective Date”) that each of the following conditions shall have been satisfied in Hudson’s sole discretion, unless waived in writing by Hudson:

3.1 Delivery of Certain Documents. Borrower shall deliver or cause to be delivered the following documents, each in substance and form acceptable to Hudson:

(a) a copy of this Agreement, duly executed by Borrower;

(b) a certificate dated the date hereof, signed by the Secretary of Borrower, containing certified copies of (i) Borrower's current certificate of incorporation and bylaws, as amended and/or restated the case may be; (ii) resolutions duly adopted by the board of directors of Borrower authorizing the execution and delivery of this Agreement and all documents required to be delivered in connection herewith, and all transactions contemplated herein; and (iii) a statement containing the true and correct names, titles, and signatures of Borrower authorized to sign such documents and authorize such transactions;

(c) a confirmation of the wiring of funds from Borrower for Hudson’s fees of legal counsel as required pursuant to Section 3.3, in the amounts and to the accounts designated in the wiring instructions set forth on Exhibit A, attached hereto; and

(d) such other documents as Hudson may request with respect to any matter relevant to this Agreement or the transactions contemplated hereby.

3.2 Forbearance Fee. As partial consideration for Hudson’s agreement to forbear as set forth herein, Borrower shall pay to Hudson a forbearance fee of $856,992.21, in the form of an increase in the principal due under the Note (the “Forbearance Fee”). Borrower agrees and acknowledges that the Forbearance Fee will cause the outstanding principal under the Note to be increased from the Note Balance to $2,800,000 (the “New Note Balance”). For the avoidance of doubt, in the event this Agreement is terminated for any reason whatsoever, the principal due under the Note shall be the New Note Balance, and the Forbearance Fee shall be deemed earned by Hudson, and paid by Borrower, as of the Effective Date.

3.3 Professional Fees and Other Expenses. As partial consideration for Hudson’s agreement to forbear as set forth herein, Borrower shall pay Hudson's fees of legal counsel in the amount of $15,000.

4. Representations and Warranties. Borrower represents and warrants that all representations and warranties relating to it contained in the Loan Documents are true and correct as of the Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date. Borrower further represents and warrants to Hudson as follows:

4.1 Authorization; Enforceability; No Violation. The execution, delivery, and performance of this Agreement are within its corporate power and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and legally binding Agreement enforceable against Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, and similar laws affecting creditors' rights generally and to general principles of equity. The execution, delivery, and performance of this Agreement do not and will not (i) violate any law, regulation, or court order to which Borrower is subject; (ii) conflict with Borrower's organizational documents; or (iii) result in the creation or imposition of any lien, security interest, or encumbrance on any property of Borrower, or any of its subsidiaries, whether now owned or hereafter acquired, other than liens in favor of Hudson.

4.2 No Litigation; No change. No action, suit, litigation, investigation, or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Borrower, threatened by or against or affecting Borrower or against any of its property or assets with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby. There has been no material adverse change in the business, operations, assets, or financial or other condition of the Borrower and its subsidiaries, either individually or taken as a whole.

4.3 Accuracy of Information. All information provided by Borrower or any of its respective agents, is true, correct, and complete in all material respects, as of the date provided and does not contain any untrue statements of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading.

4.4 Advice of Counsel. Borrower has freely and voluntarily entered into this Agreement with the advice of legal counsel of their choosing, or have knowingly waived the right to do so.

4.5 Filing of Reports. Borrower is, and has been for a period of at least 90 days immediately before the date hereof, subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has (i) filed all reports under Section 13 or 15(d) of the Exchange Act, as applicable, during the 12 months preceding the date hereof, and (ii) submitted electronically every interactive data file required to be submitted during the 12 months preceding the date hereof.

5. Covenants. In addition, in order to induce Hudson to forbear from the exercise of their rights and remedies as set forth above, Borrower hereby covenants and agrees that at all times during the Forbearance Period, unless Hudson otherwise consents in writing, as follows:

5.1 Compliance with Loan Documents. Borrower shall continue to perform and observe all covenants, terms, and conditions, and other obligations contained in all of the Loan Documents (as expressly modified herein) and this Agreement, except with respect to the Defaults.

5.2 Sale of Assets. Borrower shall not sell, convey, transfer, assign, lease, abandon, or otherwise dispose of any of its assets, tangible or intangible (including but not limited to sale, assignment, discount, or other disposition of accounts, contract rights, chattel paper, or general intangibles with or without recourse), without Hudson's prior written consent. If Hudson grants its written consent, Borrower shall cause buyer or other transferee to pay all proceeds of such disposition directly to Hudson for application to the Note Balance.

5.3 Perfection of Liens. Borrower shall execute and deliver to Hudson such documents and take such actions as Hudson deems necessary or advisable to perfect or protect the Hudson’s security interests, mortgages, or liens granted by Borrower to Hudson.

5.4 Obligations to Third Parties. Borrower shall (i) continue to pay, discharge, or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its liabilities and obligations arising in the ordinary course of business during the Forbearance Period, and (ii) without duplication of (i), not default on any of its obligations to any third party.

5.5 Notice of Adverse Claims. If Borrower shall become aware that any person or entity is asserting any lien, encumbrance, security interest, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution, or similar process or any claim of control) against any of them or any of their property (each, an “Adverse Claim”), they shall promptly notify Hudson in writing thereof, and provide to Hudson all documentation and other information it may request regarding such Adverse Claim.

5.6 Further Assurances. Promptly upon the request of Hudson, Borrower shall take any and all actions of any kind or nature whatsoever, and execute and deliver additional documents, that relate to this Agreement and the transactions contemplated herein.

6. Release of Claims and Waiver of Defenses.

6.1 Release. In consideration of, among other things, Hudson’s execution and delivery of this Agreement, Borrower, on behalf of itself and its successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, agents, and attorneys (collectively, “Releasors”) hereby forever waives, releases and discharges, to the fullest extent permitted by law, each Releasee (as hereinafter defined) from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever (collectively, the “Claims”), that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity, against Hudson, and each of its affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the Forbearance Effective Date, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Loan Documents or transactions contemplated thereby or any actions or omissions in connection therewith, (ii) any aspect of the dealings or relationships between or among the Borrower, on the one hand, and Hudson, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof, or (iii) any aspect of the dealings or relationships between or among any or all of the equity holders of the Borrower, on the one hand, and Hudson, on the other hand.

6.2 Acknowledgment of Scope of Release. In connection with such releases, Borrower acknowledge that they are aware that they or their attorneys or others may hereafter discover claims or facts presently unknown or unsuspected in addition to or different from those which they now know or believe to be true with respect to the subject matter of the Claims being released pursuant to Section 6.1 hereof. Nevertheless, it is the intention of the Borrower in executing this Agreement to fully, finally, and forever settle and release all matters and all claims relating thereto, which exist, hereafter may exist or might have existed (whether or not previously or currently asserted in any action) constituting Claims released pursuant to Section 6.1 hereof.

6.3 Covenant Not to Sue. Borrower, on behalf of itself and the Releasors, agrees not to sue any Releasee or in any way assist any other Person in suing any Releasee with respect to any Claim released herein. The Release Provision may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the release contained herein.

6.4 Borrower acknowledges, warrants and represents to the Releasees that:

(a) Borrower has read and understands the effect of Section 6.1 and Section 6.2 (the “Release Provision”). Borrower has had the assistance of independent counsel of its own choice, or has had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision; and if counsel was retained, counsel for Borrower has read and considered the Release Provision and advised Borrower to execute the same. Before execution of this Agreement, Borrower has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of the Release Provision;

(b) Borrower is not acting in reliance on any representation, understanding, or agreement not expressly set forth herein. Borrower acknowledges that the Releasees have not made any representation with respect to the Release Provision except as expressly set forth herein;

(c) Borrower has executed this Agreement and the Release Provision thereof as its free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any Person; and

(d) Borrower is the sole owner of the Claims released by the Release Provision, and Borrower has not heretofore conveyed or assigned any interest in any such Claims to any other Person.

6.5 It is the express intent of the Borrower, on behalf of itself and the Releasors that the release and discharge set forth in the Release Provision be construed as broadly as possible in favor of the Releasees so as to foreclose forever the assertion by the Releasors of any claims released hereby against Releasees. If any term, provision, covenant, or condition of the Release Provision is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, the remainder of the provisions shall remain in full force and effect.

7. Indemnification. Borrower hereby expressly acknowledges, agrees, and reaffirms their indemnification obligations to Hudson and the other Indemnified Parties as set forth in the Loan Documents. Borrower further acknowledges, agrees, and reaffirms that all such indemnification obligations set forth in the Loan Documents shall survive the expiration of the Forbearance Period and the termination of this Agreement, the Loan Agreement, the other Loan Documents, and the payment in full of the Note Balance. Notwithstanding the foregoing, such indemnity shall not be available to the extent that such claims, damages, losses, liabilities, or related expenses result solely from Hudson’s or other Indemnified Party's gross negligence or willful misconduct.

8. Events of Default. The occurrence of one or more of the following shall constitute a “Forbearance Default” under this Agreement:

8.1 The occurrence of the Termination Date.

8.2 Borrower shall fail to abide by or observe any term, condition, covenant, or other provision contained in this Agreement or any document related to or executed in connection with this Agreement.

8.3 A default or event of default shall occur under any Loan Document or any document related to or executed in connection with this Agreement or any of the Loan Documents.

8.4 Borrower:

(a) becomes insolvent;

(b) is generally not, or is unable to, or admits in writing its inability to, pay its debts as they become due;

(c) (i) commences any case, proceeding, or other action under any existing or future Requirement of Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking (A) to have an order for relief entered with respect to it, or (B) to adjudicate it as bankrupt or insolvent, or (C) reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts, or (D) appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or (ii) makes a general assignment for the benefit of its creditors;

(d) has commenced against it in a court of competent jurisdiction any case, proceeding, or other action of a nature referred to in clause (c) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, unstayed, or unbonded for thirty (30) days;

(e) defaults, or allows the continuance of any current defaults after the date hereof, on any of its obligations to any third party;

(f) fails, on a timely basis, to (i) file any report required to be filed by Section 13 or 15(d) of the Exchange Act, or (ii) submit electronically every interactive data file required to be submitted; or

(g) ceases to conduct business in the ordinary course.

8.5 A tax lien, warrant, or levy is imposed on Borrower or any Collateral.

8.6 Borrower or any of its respective creditors commences a case, proceeding, or other action against Hudson relating to any of the Note Balance, Obligations, Collateral, Loan Documents, this Agreement, or any action or omission by Hudson or their agents in connection with any of the foregoing.

8.7 Any other creditor of Borrower commences an action against Borrower seeking to collect any debt, obligation, or liability in an amount in excess of $10,000.

8.8 Any representation or warranty of Borrower made herein shall be false, misleading, or incorrect in any material respect when made.

8.9 Borrower takes an action, or any event or condition occurs or exists, which Hudson reasonably believes in good faith is inconsistent in any material respect with any provision of this Agreement, or impairs, or is likely to impair, the prospect of payment or performance by Borrower of its obligations under this Agreement or any of the Loan Documents.

9. Remedies. Immediately upon the occurrence of a Forbearance Default:

9.1 The Forbearance Period shall immediately and automatically cease without notice or further action without notice to, or action by, any party.

9.2 Hudson shall be entitled to exercise any or all of their rights and remedies under the Loan Documents, this Agreement, or any stipulations or other documents executed in connection with or related to this Agreement or any of the Loan Documents, or applicable law, including, without limitation, the appointment of a receiver.

9.3 Borrower shall cooperate with Hudson's repossession of all personal property Collateral, which Borrower shall immediately surrender to Hudson upon Hudson's request, at the time and place designated by Hudson.

9.4 Hudson may, in their sole discretion, commence foreclosure actions with respect to the real property Collateral and replevin actions with respect to any of the other Collateral, and enforce any foreclosure stipulations.

9.5 Hudson may set off or apply to the payment of any or all of the Note Balance, any deposit balances, any or all of the Collateral or proceeds thereof, or other money now or hereafter owed Hudson by Borrower.

10. Miscellaneous.

10.1 Notices. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party may specify in writing pursuant to this Section 10.1. Such notice shall be deemed given: (i) if delivered personally, upon delivery as evidenced by delivery records; (ii) if sent by email, upon confirmation of receipt; (iii) if sent by certified or registered mail, postage prepaid, five (5) days after the date of mailing; of (iv) if sent by nationally recognized express courier, one (1) Business Day after date of delivery with such courier.

If to Hudson:

Hudson Global Ventures, LLC

1 Linden Place, Suite 210

Great Neck, NY 11021

Email:

If to the Company:

Urban-gro, Inc.

1715 Panorama Point, Unit G

Lafayette, CO 80026

Attention: Bradley Nattrass

Email:

10.2 Integration; Modification of Agreement. This Agreement and the Loan Documents embody the entire understanding between the parties hereto and supersede all prior agreements and understandings (whether written or oral) relating to the subject matter hereof and thereof. The terms of this Agreement may not be waived, modified, altered, or amended except by agreement in writing signed by all the parties hereto. This Agreement shall not be construed against the drafter hereof.

10.3 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

10.4 Full Force and Effect. The Loan Documents shall remain unchanged, in full force and effect and continue to govern and control the relationship between the parties hereto, except to the extent they are inconsistent with, superseded, or expressly modified herein. To the extent of any inconsistency, amendment, or superseding provision, this Agreement shall govern and control.

10.5 Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, and assigns, provided that the Borrower's rights under this Agreement are not assignable. Hudson may assign its rights and interests in this Agreement, the Loan Documents, and all documents executed in connection with or related to this Agreement or the Loan Documents, at any time without the consent of or notice to Borrower.

10.6 No Waiver. No failure to exercise and no delay in exercising, on the part of Hudson, any right, remedy, power, or privilege hereunder or under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. Further, Hudson's acceptance of payment on account of the Note Balance or other performance by Borrower after the occurrence of an Event of Default shall not be construed as a waiver of such Event of Default, any other Event of Default, or any of Hudson’s rights or remedies.

10.7 Cumulative Rights. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

10.8 Application of Payments. Hudson may apply any and all payments it receives from Borrower or any other party, and any proceeds of any Collateral, to such portion of the Note Balance or Obligations as Hudson shall determine in its sole discretion.

10.9 Recommendation of Counsel. Borrower acknowledges that Hudson has recommended that they each consult with counsel prior to execution of this Agreement and represent that they either have done so or have knowingly waived the right to do so despite the express recommendation of Hudson.

10.10 Consent to Jurisdiction; Venue; Service of Process. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Nevada, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Nevada to the rights and duties of the parties. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Clark County in the State of Nevada, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address set forth in Section 10.1 and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

10.11 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT OR ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY. EACH PARTY HERETO (A) CERTIFIES THAT NO AGENT, ATTORNEY, REPRESENTATIVE, OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF LITIGATION, AND (B) ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT.

10.12 Reimbursement of Costs and Expenses. Borrower agrees to pay all costs, fees, and expenses of Hudson (including attorneys' fees), expended or incurred by Hudson in connection with the negotiation, preparation, administration, and enforcement of this Agreement, the Loan Documents, the Note Balance, the Obligations, any of the Collateral and all fees, costs, and expenses incurred in connection with any bankruptcy or insolvency proceeding (including, without limitation, any adversary proceeding, contested matter, or motion brought by Hudson or any other person). Without in any way limiting the foregoing, Borrower hereby reaffirms its agreement under the applicable Loan Documents to pay or reimburse Hudson for certain costs and expenses incurred by Hudson.

10.13 Headings. The section headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

10.14 Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

HUDSON GLOBAL VENTURES, LLC

By:	/s/ Seth Ahdoot
Name:	Seth Ahdoot
Title:	Member

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

URBAN-GRO, INC.

By:	/s/ Bradley Nattrass
Name:	Bradley Nattrass
Title:	Chief Executive Officer

URBAN-GRO, CANADA TECHNOLOGIES, INC.

By:	/s/ Bradley Nattrass
Name:	Bradley Nattrass
Title:	Chief Executive Officer